AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON July 18, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Smart Move, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-2189769

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
5990 Greenwood Plaza Blvd, #2 Suite 390
Greenwood Village, CO 80111

(Address of Principal Executive Offices)(Zip Code)

If this form relates to the registration of a securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-131762
Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Units, each consisting of two shares of	Boston Stock Exchange
Common Stock, and one Warrant
Common Stock, par value $0.001 per share	Boston Stock Exchange
Warrants	Boston Stock Exchange
Securities to be Registered Pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.
     The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form SB-2, File No. 333-131762, filed with the U.S. Securities and Exchange Commission on February 10, 2006, as amended on March 30, 2006, May 12, 2006, June 15, 2006 and July 7, 2006 (the “Registration Statement”) and is incorporated herein by reference to such filing. See “Description of Securities.”
Item 2. Exhibits
     The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration Statement:
1.	Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).

2.	Specimen copy of the Unit Certificate (Exhibit 4.2 to the Registration Statement).

3.	Specimen copy of the Warrant (Exhibit 4.3 to the Registration Statement).

4.	Form of Warrant Agreement (Exhibit 4.3 to the Registration Statement).

5.	Certificate of Incorporation, as amended (Exhibit 3.1(i) to the Registration Statement).

6.	Bylaws, as amended (Exhibit 3.1(ii) to the Registration Statement).
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: July 18, 2006

Smart Move, Inc.
By:	/s/ Chris Sapyta
Chris Sapyta
Chief Executive Officer

EXHIBIT INDEX

No.	DESCRIPTION

1.	Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).
2.	Specimen copy of the Unit Certificate (Exhibit 4.2 to the Registration Statement).
3.	Specimen copy of the Warrant (Exhibit 4.3 to the Registration Statement).
4.	Form of Warrant Agreement (Exhibit 4.3 to the Registration Statement).
5.	Certificate of Incorporation, as amended (Exhibit 3.1(i) to the Registration Statement).
6.	Bylaws, as amended (Exhibit 3.1(ii) to the Registration Statement).